Exhibit 10.10

PHALANX ACQUISITION CORP I

1225 Avenida Juan Ponce De Leon

San Juan, Puerto Rico 00907

[_], 2026

Phalanx Sponsor Management I LLC

VIG Tower – Penthouse

1225 Avenida Juan Ponce De Leon

San Juan, Puerto Rico 00907

Re: Advisory Services and Indemnification Agreement

Ladies and Gentlemen:

This advisory services and indemnification agreement (this “Agreement”) is being entered into by and among Phalanx Acquisition Corp I (the “Company”) and Phalanx Sponsor Management I LLC (the “Sponsor Affiliate”), dated as of the date hereof, to confirm our agreement that:

1. Commencing on the date (the “Listing Date”) the securities of the Company are first listed on the Nasdaq Global Market in connection with the Company’s initial public offering of securities (the “Offering”) and continuing until the earlier of the consummation by the Company of an initial business combination (“Business Combination”) or the Company’s liquidation (in each case as described in the Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission relating to the Offering) (such earlier date hereinafter referred to as the “Termination Date”), Sponsor Affiliate shall provide advisory services to the Company relating to the search for and consummation of an initial business combination. In exchange therefor, the Company shall pay Sponsor Affiliate $15,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date.

2. The Company agrees to indemnify and hold harmless Sponsor Affiliate, its directors, officers, employees, principals, managers, partners, members, shareholders, equityholders, control persons, affiliates, agents, advisors, consultants and representatives (the “Indemnitees”) from any claims, losses, liabilities, obligations, causes of action, proceedings (whether pending or threatened), investigations, damages, awards, settlements, judgments, decrees, fees, costs, penalties, amounts paid in settlement or expenses (including interest, assessments and other charges in connection therewith and reasonable fees and disbursements of attorneys and other professional advisors and costs of suit) arising out of or relating to any pending or threatened claim, action, suit, proceeding or investigation against any of them or in which any of them may be a participant or may otherwise be involved (including as a witness) that arises out of or relates to (i) the Offering or the Company’s operations or conduct of its business (including, for the avoidance of doubt, a Business Combination), or (ii) any claim against Sponsor Affiliate alleging any expressed or implied management or endorsement by Sponsor Affiliate of any activities of the Company or any express or implied association between Sponsor Affiliate, on the one hand, and the Company or any of its affiliates, on the other hand. The Indemnitee will promptly notify the Company in writing of any indemnified claim, provided that failure or delay to give such notice shall not relieve the Company of its indemnification obligations hereunder. The Company will, at its expense, undertake the defense of such claim with attorneys of its own choosing reasonably satisfactory in all respects to such Indemnitee, subject to the right of such Indemnitee to undertake such defense as hereinafter provided. An Indemnitee may participate in such defense with counsel of such Indemnitee’s choosing at the expense of the Company. In the event that the Company does not undertake the defense of any claim within a reasonable time after such Indemnitee has given the notice thereof, or in the event that such Indemnitee shall in good faith determine that the defense of any claim by the Company is inadequate or may conflict with the interest of any Indemnitee, such Indemnitee may, at the expense of the Company and after giving notice to the Company of such action, undertake the defense of the claim and compromise or settle the claim, all for the account of and at the risk of the Company. The Company shall pay all costs and expenses (including, without limitation, attorneys’ fees and costs of experts) incurred by the Indemnitee in connection with Indemnitee’s defense of any such claim promptly (and in any event within 10 days) after receipt of any statement therefor. In the defense of any claim against an Indemnitee, the Company shall not, except with the prior written consent of such Indemnitee, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief or any payment of money by such Indemnitee, or that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to such Indemnitee of an unconditional release from all liability on any of the matters that are the subject of such Claim and an acknowledgement that such Indemnitee denies all wrongdoing in connection with such matters. The Company shall not be obligated to indemnify an Indemnitee against amounts paid in settlement of a claim if such settlement is effected by such Indemnitee without the prior written consent of the Company, which shall not be unreasonably withheld or delayed. If the indemnification provided for in this paragraph is for any reason not available to an Indemnitee as a matter of law in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Indemnitee therefor, the Company shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (a) in such proportion as is appropriate to reflect the relative benefits to the Indemnitee, on the one hand, and the Company, on the other hand, of the subject matter of this Agreement or (b) if the allocation provided by clause (a) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (a) but also the relative fault of each of such Indemnitee and the Company, as well as any other relevant equitable considerations. Notwithstanding anything to the contrary set forth herein or otherwise, the Company acknowledges and agrees that each Indemnitee shall be an express third-party beneficiary of the provisions of this paragraph 2 and any related provision hereof that is or may extend rights to such Indemnitee. For the avoidance of doubt, the Company’s indemnification obligations contained in this paragraph 2 shall survive the following the Company’s consummation of a Business Combination.

3. Sponsor Affiliate hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this Agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it or him out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it or he may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agree not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state, without regards to the conflicts of laws principles thereof.

[Signature Page Follows]

Very truly yours,

PHALANX ACQUISITION CORP I

By:
Name:	Christopher Valentine
Title:	Chief Executive Officer and Director

AGREED AND ACCEPTED BY:

PHALANX SPONSOR MANAGEMENT I LLC

By:
	Name:	Christopher Valentine
	Title:	Managing Member

[Signature Page to Advisory Services and Indemnification Agreement]

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